CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2014 relating to the financial statements, which appears in Prudential Annuities Life Assurance Corporation’s Annual Report on
Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 27, 2014